EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the inclusion and incorporation by reference in the registration statement of MasTec, Inc. on Form S-4 of our report dated December 5, 1997 on our audits of the consolidated financial statements of MasTec, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the registration statement and incorporated by reference in the Annual Report on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

Miami, Florida
February 12, 1998